Exhibit 10.46

LOAN AGREEMENT

between

CITY OF BLUFFTON, INDIANA

and

INDIANA BIO-ENERGY, LLC

$22,000,000

CITY OF BLUFFTON, INDIANA

SUBORDINATE SOLID WASTE DISPOSAL FACILITY REVENUE BONDS,

SERIES 2007 A

(INDIANA BIO-ENERGY, LLC ETHANOL PLANT PROJECT)

Dated as of March 1, 2007

The amounts payable to the Issuer and certain other rights of the Issuer under this Loan Agreement (except for Unassigned Rights) have been pledged and assigned to U.S. Bank National Association, as Trustee under the Indenture of Trust, dated as of March 1, 2007, between the Issuer and the Trustee. For the purpose of perfecting the security interest of the Trustee in such amounts payable and such rights assigned to the Trustee under the Indiana Uniform Commercial Code - Secured Transactions, the counterpart of this Loan Agreement actually delivered to the Trustee shall be deemed the original thereof.

i

ii

LOAN AGREEMENT

This LOAN AGREEMENT, dated as of March 1, 2007, is between CITY OF BLUFFTON, INDIANA, a municipal corporation of the State of Indiana (the “Issuer”), and INDIANA BIO-ENERGY, LLC, a limited liability company organized and existing under and by virtue of the laws of the State of Indiana (the “Company”).

RECITALS:

A. The Issuer is authorized by the provisions of Indiana Code Sections 36-7-11.9-1 et seq., as supplemented and amended, and Indiana Code Sections 36-7-12-1 et seq., as supplemented and amended (collectively, the “Act”) to issue its revenue bonds for the purpose of financing “pollution control facilities” (within the meaning of the Act) within the territorial jurisdiction of the Issuer.

B. The governing body of the Issuer has, by ordinance adopted pursuant to and in accordance with the provisions of the Act, authorized the financing of a portion of the cost of acquiring, constructing and equipping certain solid waste disposal facilities which constitute “pollution control facilities” (within the meaning of the Act) and which are more particularly described in Exhibit A hereto (the “Project”).

C. The Issuer proposes to issue its Subordinate Solid Waste Disposal Facility Revenue Bonds, Series 2007A (Indiana Bio-Energy, LLC Ethanol Plant Project) (the “Bonds”) in order to provide funds to loan to the Company for the purpose of financing a portion of the costs of the Project, paying a portion of the interest on the Bonds, funding a debt service reserve fund and paying certain costs relating to the issuance of the Bonds.

D. The Bonds shall be issued under and pursuant to the Indenture of Trust, dated as of March 1, 2007 (the “Indenture”), between the Issuer and U.S. Bank National Association, as Trustee, pursuant to which the Issuer shall pledge and assign to the Trustee certain rights of the Issuer hereunder.

E. Pursuant to this Agreement, the Issuer will loan the proceeds of the Bonds to the Company to finance the foregoing costs, secured by (1) the Subordinate Construction/Permanent Mortgage, Subordinate Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing dated as of March 1, 2007 from the Company to the Trustee (the “Subordinate Mortgage”) and (2) the Subordinate Security Agreement dated as of March 1, 2007, from the Company to the Trustee, as amended and supplemented from time to time (the “Subordinate Security Agreement”), and the Company agrees to make, or cause to be made, payments sufficient to pay when due (whether at stated maturity, by acceleration or otherwise) the principal of and premium, if any, and interest on the Bonds.

F. The issuance, sale and delivery of the Bonds and the execution and delivery of this Agreement and the Indenture have been in all respects duly and validly authorized in accordance with the Act and the Bond Ordinance (as defined in the Indenture).

In consideration of the respective representations and agreements contained in this Agreement, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

All words and terms used but not otherwise defined in this Agreement, shall for all purposes of this Agreement have the meanings specified in Article I of the Indenture, unless the context clearly requires otherwise. In addition, the following terms shall have the following meanings when used in this Agreement:

“Indenture” means the Indenture of Trust, dated as of March 1, 2007, between the Issuer and the Trustee, relating to the issuance of the Bonds, as such Indenture may be supplemented and amended from time to time as therein permitted.

The words “hereto,” “hereunder” and other words of similar import refer to this Agreement as a whole.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 2.01. Representations, Warranties and Agreements of Issuer. The Issuer represents, warrants and agrees that:

(a)

The Issuer (1) is a municipal corporation of the State, (2) has full power and authority to enter into the transactions contemplated by this Agreement, the Tax Agreement and the Indenture and to carry out its obligations under this Agreement, the Tax Agreement and the Indenture, including the issuance of the Bonds and (3) by proper corporate action has duly authorized the execution and delivery of this Agreement, the Bonds, the Tax Agreement and the Indenture.

(b)

Under existing statutes and decisions, no taxes on income or profits are imposed on the Issuer. The Issuer will not knowingly take or omit to take any action reasonably within its control which action or omission would impair the exclusion of interest paid on the Bonds from the federal gross income of the owners of the Bonds. The Issuer will file or cause to be filed with the United States Department of Treasury the information required by Section 149(e) of the Code.

(c)

To the actual knowledge of the Issuer, neither the execution and delivery by the Issuer of this Agreement, the Tax Agreement, the Bonds or the Indenture, nor the consummation by the Issuer of the transactions contemplated by this Agreement, the Tax Agreement, the Bonds or the Indenture, conflicts with, will result in a breach of or default under or will (except with respect to the lien of the Indenture) result in the imposition of any lien on any property of the Issuer pursuant to the terms, conditions or provisions of any statute, ordinance, resolution, order, rule, regulation, agreement or instrument to which the Issuer is a party or by which it is bound.

(d)

Each of this Agreement, the Tax Agreement and the Indenture has been duly authorized, executed and delivered by the Issuer and each constitutes the legal, valid and binding special, limited obligation of the Issuer enforceable against the Issuer in accordance with its terms.

(e)

To the actual knowledge of the Issuer, there is no litigation or proceeding pending or threatened against the Issuer, or affecting it, which would adversely affect the validity of this Agreement, the Tax Agreement, the Indenture or the Bonds or the ability of the Issuer to comply with its obligations under this Agreement, the Indenture, the Tax Agreement or the Bonds.

(f)

The Issuer hereby finds and determines that all requirements of the Act have been complied with and that the financing of the Project through the issuance of the Bonds will further the public purposes of the Act.

(g)

Pursuant to Indiana Code Section 36-7-12-16, no member of the City of Bluffton, Indiana Economic Development Commission or the Common Council of the Issuer has any pecuniary interest in any aspect of the proposed financing or in the Company.

(h)

The Issuer will apply the proceeds from the sale of the Bonds as specified in the Indenture, the Tax Agreement and this Agreement. So long as any of the Bonds remain outstanding and except as may be authorized by the Indenture, the Issuer will not issue or sell any bonds or obligations, other than the Bonds, the principal of or premium, if any, or interest on which will be payable from the Trust Estate.

(i)

To the actual knowledge of the Issuer, no approval, authorization or consent of any governmental or public agency or authority or officer (other than those which have been obtained) is required in connection with the execution and delivery by the Issuer of this Agreement, the Indenture, the Tax Agreement or the Bonds and other than those required under the securities laws of the United States or any state or the Code, as to all of which no representation is made by the Issuer.

(j)

The Issuer has taken proper action to submit an Application for Volume Cap to the Indiana Finance Authority and has received verification that the volume cap was awarded in the amount of $22,000,000.

(k)

The Bonds are to be issued under and secured by the Indenture, pursuant to which certain of the Issuer’s interests in this Agreement, and the revenues and income to be derived by the Issuer pursuant to this Agreement, will be pledged and assigned to the Trustee as security for payment of the principal, or premium, if any, and interest on the Bonds. The Issuer covenants that it has not and will not pledge or assign its interest in this Agreement, or the revenues and income derived pursuant to this Agreement, excepting Unassigned Rights, other than to the Trustee under the Indenture to secure the Bonds.

Concurrently with the Closing Date, the Issuer shall execute and deliver a certificate reaffirming the foregoing representations, warranties and agreements as of the date thereof.

Section 2.02. Representations, Warranties and Agreements of Company. The Company represents, warrants and agrees that:

(a)

It is a corporation duly organized, validly existing and in good standing under the laws of the State, is not in violation of any provision of its Articles of Organization or Fifth Amended and Restated Operating Agreement, in each case as the same have been amended, has full corporate power to own its properties and conduct its business, and has the corporate power to enter into, and by proper corporate action has duly authorized the execution and delivery of, this Agreement, the Subordinate Mortgage, the Subordinate Security Agreement, the Subordination Agreement and the Tax Agreement.

(b)

Neither the execution and delivery of this Agreement, the Subordinate Mortgage, the Subordinate Security Agreement, the Subordination Agreement or the Tax Agreement, the consummation of the transactions contemplated by each such instrument, nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Subordinate Mortgage, the Subordinate Security Agreement, the Subordination Agreement or the Tax Agreement conflicts with or will result in a breach of any of the terms, conditions or provisions of any law or judgment to which the Company or its property or assets are subject or of any corporate restriction contained in its Articles of Organization or Fifth Amended and Restated Operating Agreement, in each case as the same have been amended, or any agreement or instrument to which the Company is now a party or by which it is bound, or constitutes, with or without the giving of notice or lapse of time or both, a default under any of the foregoing, or, except as set forth in the Subordinate Mortgage and the Subordinate Security Agreement, results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Company under the terms of any instrument or agreement.

(c)

This Agreement, the Subordinate Mortgage, the Subordinate Security Agreement, the Subordination Agreement and the Tax Agreement have been duly and validly authorized, executed and delivered by the Company and are legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, usury or other similar laws affecting the rights of creditors generally, equitable principles relating to the availability of remedies and principles of public or governmental policy limiting the enforceability of the indemnification and contribution provisions.

(d)

All orders and approvals have been received and will be in effect prior to the Closing Date, and, no further consent, approval, authorization or order of, or registration with, any court or governmental or regulatory agency or body is required with respect to the Company for the execution, delivery and performance by the Company of this Agreement, the Subordinate Mortgage, the Subordinate Security Agreement, the Subordination Agreement and the Tax Agreement.

(e)

The Company has received an executed counterpart of the Indenture and hereby consents to and approves of the provisions thereof.

(f)

The information relating to the Project and use of the proceeds of the Bonds furnished by the Company in writing to Chapman and Cutler LLP, as Bond Counsel, in connection with the issuance of the Bonds, is, to the best of the Company’s knowledge, true and correct in all material respects.

(g)

The Company does not, as of the date of issuance of the Bonds, reasonably expect any use of moneys derived from the proceeds of the Bonds or any investment or reinvestment thereof or from the sale of the Project which would cause the Bonds to be classified as “arbitrage bonds” within the meaning of Section 148 of the Code.

(h)

The Project constitutes and will constitute Exempt Facilities and consist of those facilities described in Exhibit A hereto (as such Exhibit A is from time to time amended or supplemented in accordance with Section 3.02), and the Company shall not consent to any changes in the Project which would adversely affect the qualification of the Project as “pollution control facilities” under the Act or adversely affect the Tax-Exempt status of the Bonds. The Company covenants that at all times when any Bonds are outstanding, the Project will be geographically located in the corporate limits of the Issuer.

(i)

The Company will cooperate with the Issuer in filing or causing to be filed with the United States Department of Treasury the information required by Section 149(e) of the Code.

(j)

There is no litigation or proceeding pending, or to the knowledge of the Company threatened, against the Company which could adversely affect the validity of this Agreement or the ability of the Company to comply with its obligations under this Agreement, the Subordinate Mortgage, the Subordinate Security Agreement, the Subordination Agreement or the Tax Agreement.

Concurrently with the Closing Date, the Company shall execute and deliver a certificate reaffirming the foregoing representations, warranties and agreements as of the Closing Date.

ARTICLE III

ACQUISITION, CONSTRUCTION, EQUIPPING,

COMPLETION AND OPERATION OF PROJECT

Section 3.01. Agreement to Acquire, Construct, Equip and Complete Project. The Company will complete the acquisition, construction and equipping of the Project as soon as practicable in accordance with the plans and specifications kept, and as they may be revised, under Section 3.02. The Company will use the proceeds of the Bonds, including investment income thereon, solely in accordance with the provisions of the Indenture, this Agreement, the Tax Agreement and the Project Certificate. The Issuer does not represent that the proceeds of the Bonds will be sufficient to pay the costs of completing the Project. If the proceeds from the Bonds are not sufficient for completion of the Project, the Company will complete the Project with its own funds (or will borrow funds necessary for such completion) and will not thereby be entitled to reimbursement of any amount from the Issuer, the Trustee or any Bondholder or to any reduction in any amounts payable by the Company hereunder.

Subject to the Subordinate Mortgage and the Subordinate Security Agreement, the Company may at its own expense cause a portion of the Project to be remodeled or cause such substitutions, modifications and improvements to be made to a portion of the Project from time to time as the Company, in its discretion, may deem to be desirable for its uses and purposes, which remodeling, substitutions, modifications and improvements shall be included under the terms of this Agreement as part of the Project and subject to the lien and security interest of the Subordinate Mortgage and the Subordinate Security Agreement.

Within seven Business Days after the Completion Date, the Company shall provide the Notice of Completion to the Trustee and the Issuer, which shall be substantially in the form as attached hereto as Exhibit B.

Section 3.02. Plans and Specifications. Subject to the provisions of the next paragraph, the Company may make, authorize or permit changes or amendments in the components of the Project or may determine not to complete any portion of the Project for which Bond proceeds (and investment income thereon) are available, or may finance such portion of the Project from any other source; provided, however, that Bond proceeds (and investment income thereon) otherwise allocable to such portion of the Project must be used either (i) to pay costs of the remaining parts of the Project, (ii) to pay the cost of other solid waste disposal facilities qualifying under the Act and the Code, subject to the provisions of this Section and with the approval of the Issuer, or (iii) to pay or redeem principal on the Bonds in accordance with the provisions of this Agreement and the Indenture, provided that in the case of (ii) or (iii), the Company shall have received a Favorable Opinion of Bond Counsel with respect to such application. If the Company determines not to complete any portion of the Project or to fund such portion of the Project from any other source, such portion of the Project shall no longer be deemed to be within the meaning of the term “Project” for any purpose of this Agreement or the Indenture.

If the Company and the Issuer consider it necessary or desirable to supplement or amend Exhibit A to this Agreement to reflect changes in the description of the Project, such supplement or amendment will not be considered as an amendment to this Agreement requiring the consent of any Owner or the Trustee for the purposes of Article XI of the Indenture.

No change or amendment in the components of the Project pursuant to the terms of this Section shall be made if such change or amendment causes the weighted average economic life of the Project to be reduced unless the Company shall have delivered to the Trustee a Favorable Opinion of Bond Counsel with respect to such change or amendment. A copy of each such change in or amendment to Exhibit A hereof shall be filed promptly with the Issuer and the Trustee. In addition, the Company shall deliver to the Issuer a certificate of an Authorized Company Representative detailing the proposed changes.

Section 3.03. Records. The Company will maintain such records in connection with the acquisition, construction and equipping of the Project as are required to permit ready identification of the Project and the items of Project Costs.

Section 3.04. Operation of Project. So long as the Company owns the Project and the Bonds are outstanding, the Project will be operated as “pollution control facilities” as contemplated by the Act and as solid waste disposal facilities as contemplated by Section 142(a)(6) of the Code. To the extent that such definitions are amended after the date of this Agreement, the Company will use its reasonable best efforts to operate the Project in accordance with such amendments or changes; provided, however, that the Company’s failure to operate the Project in such manner will not, in and of itself, constitute a default under this Agreement and further provided, that in the event of a conflict between the provisions of this Section and the provisions of Section 6.05, Section 6.05 shall control.

Section 3.05. Right of Access to the Plant and Inspection of Records. The Company agrees that during the term of this Agreement the Issuer, the Trustee and the duly authorized agents of either of them shall have the right (but not any duty or obligation) at all reasonable times during normal business hours to inspect the records maintained by the Company pursuant to Section 3.03 and to enter upon the site of the Plant to examine and inspect the Plant; provided, however, that this right is subject to federal and State laws and regulations applicable to the site of the Plant. The rights of inspection and access hereby reserved to the Issuer and the Trustee may be exercised only after the Issuer, the Trustee or such agent shall have executed a secrecy agreement if requested by the Company in the form then currently used by Company, and nothing contained in this Section or in any other provision of this Agreement shall be construed to entitle the Issuer or the Trustee to any information or inspection involving the confidential know-how of the Company.

Section 3.06. Authorized Company Representative. The Company shall appoint an Authorized Company Representative (who, until another person or officer is designated, shall be the Treasurer of the Company) for the purpose of acting on behalf of the Company and taking all actions and making all certifications required to be taken and made by an Authorized Company Representative under the provisions of this Agreement and the Indenture, and shall appoint alternate Authorized Company Representatives to take any such action or make any such certification if the same is not taken or made by the Authorized Company Representative. In the event any of said persons, or any successor appointed pursuant to the provisions of this Section, should resign or become unavailable or unable to take any action or make any certificate provided for in this Agreement or the Indenture, another Authorized Company Representative or alternate Authorized Company Representative shall thereupon be appointed by the Company. If the Company fails to make such designation within 10 days following the date when the then incumbent resigns or becomes unavailable or unable to take any of the said actions, the Treasurer of the Company shall serve as the Authorized Company Representative.

Whenever under the provisions of this Agreement or the Indenture the approval of the Company is required or the Issuer is required to take some action at the request of the Company, such approval or such request shall be made by the Authorized Company Representative or alternate Authorized Company Representative unless otherwise specified in this Agreement or the Indenture, and the Issuer or the Trustee shall be authorized to act on any such approval or request.

Section 3.07. Company to Repair, Replace, Rebuild or Restore. To the extent not inconsistent with any agreement between the Company and the Senior Lender, if there are any Outstanding Bonds when all or any part of the Plant is taken by eminent domain or threat thereof, or destroyed or damaged, the Company shall comply with the provisions of the Subordinate Mortgage, and the following subsections shall also apply:

(a)

Immediately after all or any part of the Plant is taken by eminent domain or threat thereof, or destroyed or damaged, the Company shall notify the Independent Engineer, the Trustee and the Issuer in writing of such event.

(b)

If the condemnation award or insurance claim is less than $100,000, the Trustee shall pay the Net Proceeds, subject to the provisions of the Senior Mortgage, to the Company. The Company shall proceed promptly to replace, repair, rebuild and restore the Plant to substantially the same condition as existed before the taking or event causing the damage or destruction, with such changes, alterations and modifications (including substitution or addition of other property) as may be desired by the Company and will be suitable for continued operation of the Plant for the business purposes of the Company, and the Company will pay all costs thereof. If the Net Proceeds are not sufficient to pay such costs in full, the Company shall pay that portion of the cost in excess of the amount of the Net Proceeds and shall complete such repair, replacement, rebuilding or restoration as provided in Section 5.02(d) of the Indenture.

(c)

If the condemnation award or insurance claim is $100,000 or more, all Net Proceeds of the condemnation award or insurance claim, subject to the provisions of the Senior Mortgage, shall be retained by the Trustee, deposited in the Condemnation and Awards Fund and disbursed therefrom in accordance with the Subordinate Mortgage and Section 5.02(d) of the Indenture, subject to all of the following conditions precedent:

(i)

there shall be no Event of Default in existence at the time of any disbursement of the insurance or condemnation proceeds, unless such Event of Default would be cured upon the application of such Net Proceeds; provided, however, this condition precedent shall be waived if the Trustee is otherwise directed by the Owners of a majority in aggregate principal amount of the Bonds Outstanding;

(ii)

the Company shall have determined, based upon a certificate of an Independent Engineer, that the cost of restoration, repair and rebuilding is and will be equal to or less than the amount of insurance or condemnation proceeds and other funds deposited by the Company with the Trustee; and

(iii)

the Company shall have determined, based upon a certificate of an Independent Engineer, that the restoration, repair and rebuilding can be completed in accordance with plans and specifications approved by Independent Engineer (such approval not to be unreasonably withheld), in accordance with codes and ordinances.

The Company hereby agrees that the Trustee shall apply amounts in the Condemnation and Awards Fund in accordance with the Subordinate Mortgage and Section 5.02(d) of the Indenture.

(d)

The Company shall not, by reason of the payment of any costs of repair, rebuilding, replacement or restoration, be entitled to any reimbursement from the Issuer or any abatement or diminution of the amounts payable hereunder.

(e)

All buildings, improvements and equipment acquired in the repair, rebuilding, replacement or restoration of the Plant, together with any interests in land acquired by the Company necessary for such restoration, shall be deemed a part of the Plant and available for use and occupancy by the Company without the payment of any additional amounts other than those provided herein except as otherwise allowed herein, provided that no land, interest in land, buildings or improvements shall be acquired subject to any lien or encumbrance except as otherwise allowed herein.

ARTICLE IV

ISSUANCE OF BONDS; LOAN TO COMPANY; OTHER OBLIGATIONS

Section 4.01. Issuance of Bonds; Loan to Company. In order to finance a portion of the costs of the Project, the Issuer will issue, sell and deliver the Bonds to the initial purchasers thereof and deposit the proceeds of the Bonds with the Trustee as provided in Article V of the Indenture. Such deposit shall constitute a loan by the Issuer to the Company under this Agreement. The obligations of the Company under this Agreement, including specifically the obligation to make Loan Payments as provided in Section 5.01(a) hereof are absolute and unconditional and shall be secured by the Subordinate Mortgage and the Subordinate Security Agreement. The Issuer authorizes the Trustee to disburse the proceeds of the Bonds in accordance with Section 5.02 of the Indenture. The Company hereby approves the Indenture and the issuance by the Issuer of the Bonds and all of the terms and conditions thereof.

Section 4.02. Issuance of Other Obligations. While any of the Bonds are outstanding, the Company agrees not to incur any indebtedness except for the Senior Loan, this Agreement and any debt as described in the immediately succeeding sentence. The Company shall have the right to incur Additional Senior Indebtedness in a principal amount of up to $20,000,000. Additional Senior Indebtedness may be secured by a mortgage lien having priority over the lien of the Subordinate Mortgage and the Subordinate Security Agreement and creditors holding Additional Senior Indebtedness (the “Additional Senior Lenders”) may have the right to receive payment of regularly scheduled debt service payments before payments may be made with respect to the Bonds.

The Company shall only be permitted to incur Additional Senior Indebtedness if the Company provides to the Trustee the written certification of an independent public accountant stating that either (a) during the two years immediately preceding the date on which the Additional Senior Indebtedness will be incurred, the Debt Service Coverage Ratio, calculated as though the proposed Additional Senior Indebtedness had been outstanding during such period, would not have been less than 1.25 to 1 or (b) that for the five years immediately succeeding the date on which the Additional Senior Indebtedness will be incurred, the Debt Service Coverage Ratio, taking into account the Additional Senior Indebtedness to be incurred, is expected to be not less than 1.25 to 1. Upon receipt of the certification described above, and a Favorable Opinion of Bond Counsel stating that all conditions to the incurrence of such Additional Senior Indebtedness under the Agreement and the Indenture have been met and that the incurrence of such Additional Senior Indebtedness will not affect the Tax-Exempt status of interest on the Bonds, the Trustee will execute a subordination agreement in favor of the Additional Senior Lenders providing such Additional Senior Indebtedness. The Issuer and the Company hereby direct the Trustee to enter into any necessary subordination agreement with Additional Senior Lenders to cause the Additional Senior Indebtedness to have priority over the Bonds.

ARTICLE V

LOAN PAYMENTS; ADDITIONAL PAYMENTS

Section 5.01. Loan Payments; Additional Payments. (a) In consideration of and in repayment of the Loan, the Company shall, under all circumstances, make or cause to be made, as Loan Payments, to the Trustee for the account of the Issuer, payments in immediately available funds which correspond, as to time, and are equal in amount as of the Loan Payment date, to the corresponding payment of principal of, premium, if any, and interest due on the Bonds and which are secured by the Subordinate Mortgage and the Subordinate Security Agreement. The Company agrees to make payments to the Trustee in the amounts and at the times so as to enable the Trustee to make the deposits required by Section 5.03(a)(i)(3) and 5.03(a)(i)(4) of the Indenture. All Loan Payments received by the Trustee shall be held and disbursed in accordance with the provisions of the Indenture and this Agreement for the application to the payment of principal of, premium, if any, and interest on the Bonds.

The Company shall be entitled to a credit against the Loan Payments required to be made to the extent provided in the Indenture, including as set forth in Section 5.03(a)(i)(3).

(b) The Company shall pay or cause to be paid to the Trustee, as Additional Payments hereunder, the Administration Expenses within 30 days after receipt of a bill therefore, for application as provided in this Agreement and the Indenture.

The Company may, without creating a default hereunder, contest in good faith the reasonableness of any such Administration Expense claimed to be due to the Issuer or any Securities Depository.

The Company shall also pay to the Trustee, as Additional Payments hereunder, amounts and at the times necessary to cure any “deficiency” in the Debt Service Reserve Fund, as described in Section 5.03(c)(ii).

In the event the Company should fail to pay or cause to be paid any Administration Expenses as provided herein when due, the payment in default shall continue as an obligation of the Company until the amount in default shall have been paid together with interest thereon during the default period at the interest rate for any Trustee advances pursuant to the Indenture.

(c) In the event the Company shall fail to make any Loan Payment or an Additional Payment in order to satisfy a deficiency in the Debt Service Reserve Fund, the payment so in default shall continue as an obligation of the Company under this Agreement until the amount in default shall have been fully paid, and the Company will pay interest on any overdue amount with respect to principal of such Bond and, to the extent permitted by law, on any overdue amount with respect to premium, if any, and interest on such Bond, at the interest rate then borne by such Bond until paid.

(d) If the Company has deposited moneys and/or Government Obligations pursuant to Section 7.01 of the Indenture, and thereafter the Bonds become subject to mandatory redemption upon a Determination of Taxability (as defined in Section 9.02 herein) and there are insufficient moneys available under the Indenture to effect such redemption, the Company covenants and agrees to pay to the Trustee under the Indenture any such deficiency amount as is necessary to redeem such Bonds on the date fixed for redemption.

Section 5.02. Payments Assigned; Obligation Absolute. It is understood and agreed that the Loan Payments are pledged and assigned by the Issuer to the Trustee pursuant to the Indenture, and that all right, title and interest of the Issuer hereunder (except for Unassigned Rights) are pledged and assigned to the Trustee pursuant to the Indenture. The Company assents to such pledge and assignment and agrees that the obligation of the Company to make the Loan Payments shall be absolute, irrevocable and unconditional and shall not be subject to cancellation, termination or abatement, or to any defense other than payment, or to any right of setoff, counterclaim or recoupment arising out of any breach under this Agreement or the Indenture or otherwise by the Company, the Trustee, the Registrar or any other party, and, further, that the Loan Payments and the other payments due hereunder shall continue to be payable at the times and in the amounts herein and therein specified whether or not the Plant, or any portion thereof, shall have been destroyed by fire or other casualty, or title thereto, or the use thereof, shall have been taken by the exercise of the power of eminent domain, and that there shall be no abatement of or diminution in any such payments by reason thereof, whether or not the Plant shall be used or useful and whether or not any applicable laws, regulations or standards shall prevent or prohibit the use of the Plant or for any other reason. The Issuer shall, by the Indenture, grant a security interest to the Trustee, its successors in trust and its and their assigns forever, in all of its rights to and interest in the Revenues including, without limitation, all Loan Payments and other amounts receivable by or on behalf of the Issuer under the Agreement in respect of repayment of the Loan. The Company hereby agrees and consents to that grant of a security interest. The Issuer and the Company direct the Trustee to enter into the Subordination Agreement. The Company shall furnish the Subordinate Security Agreement and the Subordinate Mortgage to the Trustee, as the assignee of the Issuer.

Section 5.03. Payment of Administration Expenses and Other Expenses. The Company shall direct the Trustee to pay, within 30 days after receipt of a bill therefor, all of the Administration Expenses of the Issuer, the Trustee, the Registrar and the Securities Depository under the Indenture directly to each such entity; provided that the Authorized Company Representative shall have approved such expenses in writing prior to their occurrence. No fee will be paid by the Company to the City of Bluffton, Indiana Economic Development Commission in connection with the issuance of the Bonds. The Company shall also pay all other reasonable fees and expenses incurred in connection with the issuance of the Bonds, including, but not limited to, all costs associated with any discontinuance of the book-entry system described in Section 2.10 of the Indenture. The obligations of the Company under this Section 5.03 shall survive the termination of this Agreement.

Section 5.04. Payment of Taxes and Charges in Lieu Thereof. (a) The Company covenants and agrees that it will, from time to time, promptly pay and discharge or cause to be paid and discharged when due the Company’s share of all taxes, assessments, levies, duties, imposts and governmental, utility and other charges lawfully imposed upon the Plant or any part thereof or upon income and profits thereof or any payments hereunder.

(b) The Company shall pay or cause to be satisfied and discharged or make adequate provision to satisfy and discharge (including the provisions of adequate bonding therefor) within 60 days after the same shall accrue, any lien or charge upon the Loan Payments, and all lawful claims or demands for labor, materials, supplies or other charges which, if unpaid, might be or become a lien thereon.

(c) Notwithstanding subsections (a) and (b) of this Section, the Company may, at its expense and in its own name and behalf or in the name and behalf of the Issuer, in good faith contest any such liens, taxes, assessments and other charges and, in the event of any such contest, may permit such liens, taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom; provided further that during such period enforcement of such contested item is effectively stayed, unless by nonpayment of any such items the lien of the Indenture as to the amounts payable hereunder will be materially endangered, in which event the Company shall promptly pay and cause to be satisfied and discharged all such unpaid items. The Issuer will cooperate fully with the Company in any such contest.

ARTICLE VI

SPECIAL COVENANTS

Section 6.01. Conversion, Consolidation and Merger. The Company covenants that during the term hereof it will not convert to, will not transfer all or substantially all of its assets to, and will not consolidate with or merge into, another limited liability company, corporation or other entity; provided that the Company may consolidate with or merge into another domestic limited liability company or corporation (i.e., a limited liability company or corporation organized and existing under the laws of one of the states of the United States or the District of Columbia), or transfer to another domestic limited liability company or corporation all or substantially all of its assets; provided that the surviving, resulting or transferee limited liability company or corporation, as the case may be, if it is other than the Company, (i) is a domestic limited liability company or corporation as aforesaid and qualified to do business in the State, and (ii) assumes in writing all of the obligations of the Company under this Agreement, the Tax Agreement, the Subordination Agreement, the Subordinate Mortgage and the Subordinate Security Agreement. The Company shall within 15 days after the execution thereof, furnish to the Issuer and the Trustee appropriate documentation demonstrating that the surviving, resulting or transferee limited liability company or corporation, as the case may be, has a Net Worth at least equal to the Net Worth of the Company prior to such transfer, merger or consolidation, is a domestic limited liability company or corporation, is qualified to do business in the State, and has assumed in writing all of the obligations of the Company under this Agreement, the Tax Agreement, the Subordination Agreement, the Subordinate Mortgage and the Subordinate Security Agreement.

Section 6.02. Permits or Licenses. In the event that it may be necessary for the proper performance of this Agreement on the part of the Company or the Issuer that any application or applications for any permit or license to do or to perform certain things be made to any governmental or other agency by the Company or the Issuer, the Company and the Issuer each shall, upon the request of either, execute such application or applications.

Section 6.03. Arbitrage Covenant. The Company covenants and represents to the Issuer and to and for the benefit of the Owners that so long as any of the Bonds remain Outstanding, moneys on deposit in any fund in connection with the Bonds, whether such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Bonds to be “arbitrage bonds” within the meaning of Section 148 of the Code and any lawful regulations promulgated thereunder, as the same exist on this date or may from time to time hereafter be amended, supplemented or revised. The Company also covenants for the benefit of the Beneficial Owners to comply with all of the provisions of the Tax Agreement. The Company reserves the right, however, to make any investment of such moneys permitted by State law, if, when and to the extent that said Section 148 or regulations promulgated thereunder shall be repealed or relaxed or shall be held void by final judgment of a court of competent jurisdiction, but only upon receipt of a Favorable Opinion of Bond Counsel with respect to such investment.

Section 6.04. Financing Statements. The Company shall, to the extent required by law, file and record, refile and re-record, or cause to be filed and recorded, refiled and re-recorded, all documents or notices, including the financing statements and continuation statements, referred to in Section 4.04 of the Indenture. The Issuer shall cooperate fully with the Company in taking any such action.

Section 6.05. Covenants with Respect to Tax-Exempt Status of the Bonds. The Company covenants for the benefit of the Owners of the Bonds and the Issuer that it (a) has not taken, and will not take or permit to be taken on its behalf, any action which would adversely affect the Tax-Exempt status of the Bonds and (b) will take, or require to be taken, such actions as may, from time to time, be required under applicable law or regulation to continue to cause the Bonds to be Tax-Exempt.

The Company acknowledges that in the event of an examination by the Internal Revenue Service of the exclusion of interest on the Bonds from the gross income of the owners thereof for federal income tax purposes, the Issuer may be treated as the “taxpayer” in such examination and agrees that it will respond, and will direct the Issuer to respond, in a commercially reasonable manner to any inquiries from the Internal Revenue Service in connection with such an examination. The Issuer covenants that it will cooperate with the Company, at the Company’s expense and at its direction, in connection with such examination.

Section 6.06. No Recourse to Issuer. The Issuer will not be obligated to pay the Bonds except from Loan Payments made by the Company under this Agreement. The issuance of the Bonds will not directly or indirectly or contingently obligate the Issuer or the State to levy or pledge any form of taxation whatever. The Bonds do not now and shall never constitute a charge against the general credit of the Issuer.

Section 6.07. Indemnification. The Company releases the Issuer (including any person at any time serving as an officer of the Issuer) and the Trustee from, agrees that the Issuer (including any person at any time serving as an officer of the Issuer) and the Trustee shall not be liable for, and agrees to indemnify and hold the Issuer (including any person at any time serving as an officer of the Issuer) and the Trustee harmless from: (i) any liability for any loss or damage to property or any injury to, or death of, any person that may be occasioned by any cause whatsoever pertaining to the Plant, or (ii) any liabilities, losses or damages, or claims therefore, arising out of the failure, or claimed failure, of the Subordinate Mortgage or the Subordinate Security Agreement, including, in each such case, any attorneys’ fees or expenses. The Company agrees to indemnify and hold the Issuer (including any person at any time serving as an officer of the Issuer) and the Trustee harmless to the fullest extent permitted by law from any losses, costs, charges, expenses (including attorneys’ fees and expenses), judgments and liabilities incurred by it or them, as the case may be, in connection with any action, suit or proceeding instituted or threatened in connection with the transactions contemplated by this Agreement; provided, however, that such indemnification shall not extend with respect to the Issuer to any such losses, costs, charges, expenses, judgments or liabilities arising out of or based upon any untrue statement contained under the heading “The Issuer” or under the heading “Litigation” (but only insofar as it relates to litigation pending or threatened against the Issuer) in the official statement or preliminary official statement (as both may be amended from time to time) utilized in connection with the offering for sale of the Bonds, or with respect to the Trustee, to any such losses, costs, damages, expenses, judgments or liabilities arising out of any breach by the Trustee of its obligations under the Indenture or for bad faith or negligence on the part of the Trustee. If any such claim is asserted, the Issuer, any individual indemnified herein or the Trustee, as the case may be, will give prompt notice to the Company and the Company will assume the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion, it being understood that neither the Trustee, the Issuer nor any indemnified individual will settle or consent to the settlement of the same without the written consent of the Company. The obligation of the parties under this Section 6.07 shall survive the termination of this Agreement.

The Company agrees to pay to, or on behalf of, the Issuer such reasonable costs and expenses, including legal fees, as may be incurred by the Issuer in performing its covenants under this Agreement and under the Indenture to the extent not paid from the proceeds of any Bonds, provided that upon the assumption by the Company of the defense of any asserted claim as aforesaid, the Company will not be liable to any indemnified party hereunder for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation.

Section 6.08. Exemption from Personal Liability. (a) No recourse under or upon any obligation, covenant or agreement created by this Agreement, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, organizer, stockholder, member, director, officer or employee, as such, past, present or future, of the Company or of any predecessor or successor limited liability company or corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement is solely a company obligation, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, organizers, stockholders, members, directors, officers or employees, as such, of the Company or any predecessor or successor limited liability company or corporation, or any of them, under or by reason of the obligations, covenants or agreements contained in this Agreement or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, organizer, stockholder, director, officer, member or employee, as such, under or by reason of the obligations, covenants or agreements contained in this Agreement, or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement.

(b) No recourse shall be had for the payment of the principal of or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained herein or in the Indenture or in any other document executed by the Issuer in connection with the transaction contemplated by this Agreement, against any past, present or future officer, employee or agent of the Issuer, or through the Issuer, or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such officer, employee or agent as such is hereby expressly waived and released as a condition of and in consideration for the execution of this Agreement, the Indenture and the issuance of any of the Bonds.

Section 6.09. Notice to Trustee of Certain Events. If, at any time during the term of this Agreement, the Company changes its state of organization or incorporation, changes its form of organization, changes its name, or takes any other action which could affect the proper location for filing of Uniform Commercial Code financing statements or continuation statements or which could render existing filings seriously misleading or invalid, the Company shall immediately provide written notice of such change to the Issuer and the Trustee and thereafter promptly deliver to the Issuer or the Trustee such additional information or documentation regarding such change as the Issuer or the Trustee respectively may reasonably request for the purpose of amendment and/or refiling, at the expense of the Company, as may be reasonably determined to be necessary by the Issuer or the Trustee or their respective attorneys.

Section 6.10. Debt Service Coverage. Commencing in the Company’s first full fiscal year following the commencement of the operation of the Plant, and in each fiscal year thereafter while the Bonds are Outstanding, the Company covenants to take all action required to have and maintain a Debt Service Coverage Ratio of not less than 1.25:1 based upon the audited financial statements of the Company; provided, however, that a failure to maintain such Debt Service Coverage Ratio for any fiscal year shall not be an “Event of Default” under Section 8.01 hereof so long as the Senior Lender has waived compliance with said debt service coverage requirements under the Senior Loan Agreement and the Company is not in default with respect to any payments due under this Agreement.

Section 6.11. Insurance. The Company shall maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by entities engaged in similar businesses and owning similar properties in the same general areas in which the Company operates, and make such increases in the type of amount or coverage as appropriate to reflect the risks covered by such insurance, provided that in any event the Company will maintain workers’ compensation insurance, property insurance and comprehensive general liability insurance reasonably meeting the foregoing requirements. The Company shall maintain, at a minimum, directors and officers liability insurance, commercial liability insurance, business interruption insurance, builder’s risk insurance, and general commercial property insurance. All such policies insuring any collateral for the Company’s obligation under this Agreement or the Subordinate Mortgage shall have lender or mortgagee loss payable clauses or endorsements in form and substance acceptable to Trustee. Each insurance policy covering Collateral shall be in compliance with the requirements of the Subordinate Security Agreement.

ARTICLE VII

ASSIGNMENT

Section 7.01. Conditions. The Company’s interest in this Agreement may be assigned in whole or in part by the Company to another entity, subject, however, to the conditions that such assignment shall not relieve (other than as described in Section 6.01) the Company from primary liability for its obligations to make the Loan Payments or for any other of its obligations hereunder.

Section 7.02. Documents Furnished to Trustee. The Company shall, within 30 days after the delivery of the agreements or other documents effectuating any assignment pursuant to Section 7.01, furnish to the Issuer and the Trustee a true and complete copy thereof.

Section 7.03. Limitation. This Agreement shall not be assigned in whole or in part, except as provided in this Article VII or in Section 5.02 or Section 6.01 herein.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01. Events of Default. Each of the following events shall constitute and is referred to in this Agreement as an “Event of Default”:

(a)

a failure by the Company to make when due any Loan Payment or any payment required under Section 5.01 hereof, which failure shall have resulted in an “Event of Default” under Section 8.01(a) or Section 8.01(b) of the Indenture;

(b)

a failure by the Company to pay when due any amount required to be paid under this Agreement or to observe and perform any covenant, condition or agreement on its part to be observed or performed under this Agreement (other than a failure described in Section 8.01(a) above), which failure shall continue for a period of 90 days (or such longer period as the Issuer and the Trustee may agree to in writing) after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Issuer; provided, however, that if such failure is other than for the payment of money and is of such nature that it cannot be corrected within the applicable period, such failure shall not constitute an “Event of Default” so long as the Company institutes corrective action within the applicable period and such action is being diligently pursued;

(c)

the dissolution or liquidation of the Company; or the filing by the Company of a voluntary petition in bankruptcy; or failure by the Company promptly to lift or bond any execution, garnishment or attachment of such consequence as will impair its ability to make any payments under this Agreement; or the filing of a petition or answer proposing the entry of an order for relief by a court of competent jurisdiction against the Company under Title 11 of the United States Code, as the same may from time to time be hereafter amended, or proposing the reorganization, arrangement or debt readjustment of the Company under the provisions of any bankruptcy act or under any similar act which may be hereafter enacted and the failure of said petition or answer to be discharged or denied within 90 days after the filing thereof or the entry of an order for relief by a court of competent jurisdiction in any proceeding for its liquidation or reorganization under the provisions of any bankruptcy act or under any similar act which may be hereafter enacted; or an assignment by the Company for the benefit of its creditors; or the entry by the Company into an agreement of composition with its creditors (the term “dissolution or liquidation of the Company,” as used in this subsection (c), shall not be construed to include the cessation of the corporate existence of the Company resulting either from a merger or consolidation of the Company into or with another corporation or a dissolution or liquidation of the Company following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in Section 6.01 hereto);

(d)

a failure by the Company to observe or perform any of the covenants, agreements or conditions of the Company contained in the Subordinate Mortgage, the Subordinate Security Agreement or the Subordination Agreement and such failure shall continue for 90 days after written notice specifying such failure and requesting that it be remedied shall have been provided to the Company; or

(e)

an acceleration of the Company’s payments under the Senior Loan Agreement or under any loan agreement executed in connection with the issuance of Additional Senior Indebtedness.

Section 8.02. Force Majeure. The provisions of Section 8.01(b) hereof are subject to the following limitations: if by reason of acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or the State, or any department, agency, political subdivision, court or official of any of such State or any other state which asserts regulatory jurisdiction over the Company; orders of any kind of civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; volcanoes; fires; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Company, the Company is unable in whole or in part to carry out anyone or more of its agreements or obligations contained herein, other than its obligations under Section 5.01 hereof, the Company shall not be deemed in default by reason of not carrying out said agreement or agreements or performing said obligation or obligations during the continuance of such inability. The Company shall make reasonable effort to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements, provided that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

Section 8.03. Remedies. (a) Upon the occurrence and continuance of any Event of Default described in Section 8.01(a), Section 8.01(c) or Section 8.01(e) hereof, and further upon the condition that, in accordance with the terms of the Indenture, the Bonds shall have been declared to be immediately due and payable pursuant to any provision of the Indenture, the Loan Payments shall without further action, become and be immediately due and payable and the Trustee may take whatever action may appear necessary or desirable to collect the payment then due and to become due.

(b) Any waiver of any “Event of Default” under the Indenture and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event or Events of Default under this Agreement and a rescission and annulment of the consequences thereof.

(c) Upon the occurrence and continuance of any Event of Default, the Trustee (or the Issuer, but only with respect to the enforcement of Unassigned Rights) may take any action at law or in equity to collect any payments then due and thereafter to become due hereunder or to seek injunctive relief or specific performance of any obligation, agreement or covenant of the Company hereunder.

(d) Any amounts collected from the Company pursuant to this Section 8.03 shall be applied in accordance with the Indenture. No action taken pursuant to this Section 8.03 shall relieve the Company from the Company’s obligations pursuant to Section 5.01 hereof.

Section 8.04. No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer hereby is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article VIII, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

Section 8.05. Reimbursement of Attorneys’ Fees. If the Company shall default under any of the provisions hereof and the Issuer or the Trustee shall employ attorneys or incur other reasonable and proper expenses for the collection of payments due hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained herein, the Company will on demand therefore reimburse the Issuer or the Trustee, as the case may be, for the reasonable and proper fees and expenses of such attorneys and such other reasonable and proper expenses so incurred.

Section 8.06. Waiver of Breach. In the event any obligation created hereby shall be breached by either of the parties hereto and such breach shall thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the assignment of certain of the Issuer’s rights and interest hereunder to the Trustee, the Issuer shall have no power to waive any Event of Default hereunder by the Company in respect of such rights and interest without the consent of the Trustee, and the Trustee may exercise any of the rights of the Issuer hereunder.

ARTICLE IX

REDEMPTION OR PURCHASE OF BONDS

Section 9.01. Redemption of Bonds. The Issuer shall take or cause to be taken the actions required by the Indenture (other than the payment of money) to discharge the lien thereof through the redemption, or provision for payment or redemption, of all Bonds then Outstanding, or to effect the redemption, or provision for payment or redemption, of less than all the Bonds then Outstanding, upon receipt by the Issuer and the Trustee from an Authorized Company Representative of a written notice designating the principal amount of the Bonds to be redeemed and specifying the date of redemption (which, unless waived by the Issuer and the Trustee, shall not be less than 45 days from the date such notice is given, or such shorter period as the Trustee and the Company may agree from time to time) and the applicable redemption provision of the Indenture. Unless otherwise stated therein and except with respect to a redemption under Section 3.03 of the Indenture, such notice shall be revocable by the Company at any time prior to the time at which the Bonds to be redeemed, or for the payment or redemption of which provision is to be made, are first deemed to be paid in accordance with Article VII of the Indenture. The Company shall furnish any moneys required by the Indenture to be deposited with the Trustee or otherwise paid by the Issuer in connection with any of the foregoing purposes.

Section 9.02. Obligation to Prepay. (a) The Company shall be obligated to prepay in whole or in part the amounts payable hereunder upon a Determination of Taxability (as defined below) giving rise to a mandatory redemption of the Bonds pursuant to Section 3.03(b) of the Indenture, by paying an amount equal to, when added to other funds on deposit in the Redemption Account, the aggregate principal amount of the Bonds to be redeemed pursuant to the Indenture plus accrued interest to the redemption date.

(b) The Company shall cause a mandatory redemption to occur within 180 days after a Determination of Taxability (as defined below) shall have occurred. A “Determination of Taxability” shall be deemed to have occurred if, as a result of the failure of the Company to observe any covenant, agreement or representation in this Agreement, a final decree or judgment of any federal court or a final action of the Internal Revenue Service determines that interest paid or payable on any Bond is or was includible in the gross income of an Owner of the Bonds for federal income tax purposes under the Code (other than an Owner who is a “substantial user” or “related person” within the meaning of Section 147(a) of the Code). However, no such decree or action will be considered final for this purpose unless the Company has been given written notice of the same, either directly or in the name of any Owner of a Bond, and, if it so desires and is legally allowed, has been afforded the opportunity to contest the same, either directly or in the name of any Owner of a Bond, and until conclusion of any appellate review, if sought. If the Trustee receives written notice from any Owner of a Bond stating (a) that the Owner has been notified in writing by the Internal Revenue Service that it proposes to include the interest on any Bond in the gross income of such Owner for the reasons described therein or any other proceeding has been instituted against such Owner which may lead to a final decree or action as described herein, and (b) that such Owner will afford the Company the opportunity to contest the same, either directly or in the name of the Owner, until a conclusion of any appellate review, if sought, then the Trustee shall promptly give notice thereof to the Company, the Issuer and the Owner of each Bond then Outstanding. If a final decree or action as described above thereafter occurs and the Trustee has received written notice thereof as provided in Section 9.01 hereof at least 45 days (or such shorter period as the Trustee and the Company may agree) prior to the redemption date, the Trustee shall request prepayment from the Company of the amounts payable hereunder and give notice of the redemption of the Bonds at the earliest practical date, but not later than the date specified in this Article, and in the manner provided by Section 3.05 of the Indenture.

At the time of any such prepayment of the amounts payable hereunder pursuant to this Section, the prepayment amount shall be applied, together with other available moneys in the Redemption Account, to the redemption of the Bonds on the date specified in the notice as provided in the Indenture, whether or not such date is an Interest Payment Date, to the Trustee’s fees and expenses under the Indenture accrued to such redemption of the Bonds, and to all sums due to the Issuer under this Agreement.

Whenever the Company shall have given any notice of prepayment of the amounts payable hereunder pursuant to this Article IX, which includes a notice for redemption of the Bonds pursuant to the Indenture, all amounts payable under the first paragraph of Section 9.02(a) herein shall become due and payable on the date fixed for redemption of such Bonds.

Section 9.03. Compliance With Indenture. Anything in this Agreement to the contrary notwithstanding, the Issuer and the Company shall take all actions required by this Agreement and the Indenture in order to comply with the provisions of Article III of the Indenture.

ARTICLE X

MISCELLANEOUS

Section 10.01. Term of Agreement. This Agreement shall remain in full force and effect from the date of delivery hereof until the right, title and interest of the Trustee in and to the Trust Estate shall have ceased, terminated and become void in accordance with Article VII of the Indenture and until all payments required under this Agreement shall have been made. The date first above written shall be for identification purposes only and shall not be construed to imply that this Agreement was executed on such date.

Section 10.02. Notices. Except as otherwise provided in this Agreement, all notices, certificates, requests, requisitions and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when delivered or mailed as provided in the Indenture.

Section 10.03. Parties in Interest. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, and no other person, firm or corporation shall have any right, remedy or claim under or by reason of this Agreement except for rights of payment and indemnification hereunder of the Trustee and the Registrar. Section 10.05 hereof to the contrary notwithstanding, for purposes of perfecting a security interest in this Agreement by the Trustee, only the counterpart delivered, pledged and assigned to the Trustee shall be deemed the original. No security interest in this Agreement may be created by the transfer of any counterpart thereof other than the original counterpart delivered, pledged and assigned to the Trustee.

Section 10.04. Documents to be Delivered to the Trustee in Relation to the Closing. In connection with the issuance and delivery of the Bonds, the Trustee shall receive executed copies (either in original or photostatic form) of the following documents: (i) this Agreement; (ii) the Indenture; (iii) that certain Bond Purchase Agreement among the Issuer, Oppenheimer & Co. and the Company; (iv) that certain Continuing Disclosure Agreement by and among the Company, the Trustee and Oppenheimer & Co.; (v) the Senior Loan Agreement; (vi) the Subordinate Mortgage; (vii) the Subordinate Security Agreement; (viii) the Subordination Agreement; (ix) that certain Environmental Indemnity Agreement dated as of March 1, 2007 between the Company and the Trustee; (x) that certain Assignment of Design-Build Contract (Fagen, Inc.) dated as of March 1, 2007 by and between the Company and the Trustee; (xi) that certain Assignment of Design-Build Contract (Jackson-Briner Joint Venture, LLC) dated as of March 1, 2007 by and between the Company and the Trustee; (xii) that certain the Assignment of License Agreement (ICM, Inc.) dated as of March 1,2007 by and between the Company and the Trustee; (xiii) that certain Collateral Assignment of Com Supply Agreement (Cargill, Incorporated) dated as of March 1,2007 by and between the Company and the Trustee; (xiv) that certain Assignment of Ethanol Marketing Agreement (Aventine Renewable Energy, Inc.) dated as of March 1,2007 by and between the Company and the Trustee; (xv) that certain Assignment of Distiller’s Grain Marketing Agreement (Commodity Specialist Company) dated as of March 1, 2007 by and between the Company and the Trustee; (xvi) the Tax Agreement; (xvii) that certain Certificate and Request of Issuer dated March 22, 2007; (xviii) that certain Certificate and Approval of Indiana Bio-Energy, LLC dated March 22, 2007; (xix) that certain Loan Policy issued by Chicago Title Insurance Company showing the Trustee as the insured thereunder; (xx) the VCC Financing Statement with the Issuer as the debtor and the Trustee as the secured party filed with the office of the Indiana Secretary of State; and (xxi) Cross Receipts dated March 22,2007 from Oppenheimer & Co. and the Trustee.

Section 10.05. Amendments. This Agreement may be amended only by written agreement of the Company and the Issuer and with the written consent of the Trustee in accordance with the provisions of Section 11.05 or Section 11.06 of the Indenture, as applicable; provided, however, that Exhibit A to this Agreement may be amended upon compliance only with the requirements of Section 3.02 hereof.

Section 10.06. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original (except as expressly provided in Section 10.03 hereof), and such counterparts shall together constitute but one and the same Agreement.

Section 10.07. Severability. If any clause, provision or Section of this Agreement shall, for any reason, be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

Section 10.08. Governing Law. This Agreement shall be governed exclusively by and construed in accordance with the laws of the State.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CITY OF BLUFFTON, INDIANA

By: /s/ Ted L. Ellis

Ted L. Ellis

Mayor

[SEAL]

ATTEST:

By:  /s/ Nancy Hewitt

Nancy Hewitt

Clerk -Treasurer

INDIANA BIO-ENERGY, LLC

By: /s/ Stephen J. Hogan

Stephen J. Hogan President

Signature Page to Loan Agreement

Signature Page to Loan Agreement

EXHIBIT A

PROJECT DESCRIPTION

The Project consists of certain solid waste disposal facilities constituting pollution control facilities under the Act at the Plant, all as more fully described in the Project Certificate.

A-1

EXHIBIT B

[Form of Notice of Completion]

[Date]

U.S. Bank National Association

City of Bluffton

10 West Market Street, Suite 1150

City Hall

Indianapolis, Indiana 46204

128 East Market Street

Attention:  Corporate Trust

Bluffton, Indiana 46714

Attention:  Clerk-Treasurer

Ladies and Gentlemen:

This Notice of Completion is submitted pursuant to the provisions of Section 3.01 of the Loan Agreement dated as of March 1, 2007 between the City of Bluffton, Indiana (the “Issuer”) and Indiana Bio-Energy, LLC (the “Company”), relating to City of Bluffton, Indiana Subordinate Solid Waste Disposal Facility Revenue Bonds, Series 2007A (Indiana Bio-Energy, LLC Ethanol Plant Project). Capitalized terms used herein have the same meanings herein as when used in the Indenture of Trust (except where the context otherwise requires), dated as of March 1, 2007 between the Issuer and U.S. Bank National Association, as trustee.

The undersigned is an Authorized Company Representative and hereby certifies that the Completion Date for the Project was                     , 20    , and on such date all portions of the Project were fully completed in accordance with the plans and specifications therefore, as then amended.

IN WITNESS WHEREOF, the undersigned Authorized Company Representative has caused this Notice of Completion to be executed as of the day first above written.

INDIANA BIO-ENERGY, LLC

By:

       Authorized Company Representative

B-1